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                                                                     EXHIBIT 1.1
                                                  FORM OF UNDERWRITING AGREEMENT

            WORLD OMNI 1996-B AUTOMOBILE LEASE SECURITIZATION TRUST

                                  $__________
          _____% Automobile Lease Asset Backed Certificates, Class A-1

                                  $__________
          _____% Automobile Lease Asset Backed Certificates, Class A-2

                                  $__________
          _____% Automobile Lease Asset Backed Certificates, Class A-3


                             UNDERWRITING AGREEMENT


                                                                October __, 1996

CS FIRST BOSTON CORPORATION
   As Representative of the
   Several Underwriters
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

Dear Sirs:

         1. Introductory. World Omni Lease Securitization L.P., a Delaware limited partnership (the "Seller"), and World Omni Financial Corp., a Florida corporation ("World Omni"), hereby confirm their respective agreements with you and each of the other underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), with respect to the sale by the Seller to the Underwriters of $__________ aggregate principal amount of _____% Automobile Lease Asset Backed Certificates, Class A-1 (the "Class A-1 Certificates"), $__________ aggregate principal amount of _____% Automobile Lease Asset Backed Certificates, Class A-2 (the "Class A-2 Certificates") and $__________ aggregate principal amount of _____% Automobile Lease Asset Backed Certificates, Class A-3 (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates") of the World Omni 1996-B Automobile Lease Securitization Trust (the "Trust") under the terms and conditions herein contained. The sole general partner of the Seller is World Omni Lease Securitization, Inc. (the "General Partner" or "WOLSI"), a Delaware corporation and a wholly owned, special purpose finance subsidiary of World Omni, and the sole limited partner of the Seller is World Omni (in such capacity, the "Limited Partner"). Simultaneously with the issuance of the Class
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A Certificates, the Seller will cause the Trust to issue $__________ aggregate principal amount of _____% Automobile Lease Asset Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates"). The Investor Certificates will be issued pursuant to a securitization trust agreement, dated as of October 1, 1996 (the "Securitization Trust Agreement"), between the Seller and First Bank National Association ("First Bank"), as trustee (in such capacity, the "Trustee"). The Investor Certificates will represent undivided interests in the Trust. The Seller will own the undivided interest in the Trust not evidenced by the Investor Certificates (the "Seller Interest"). The Class B Certificates will be subordinated to the Class A Certificates, and the certificate evidencing the Seller Interest (the "Seller Certificate" and, together with the Investor Certificates, the "Certificates") will be subordinated to the Investor Certificates, in each case to the extent described in the Securitization Trust Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Securitization Trust Agreement.

         The property of the Trust will consist primarily of an undivided 99.8% interest (the "SUBI Interest") in a special unit of beneficial interest (the "SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets of World Omni LT, an Alabama business trust (the "Origination Trust"), and monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts (collectively, the "SUBI Assets"). The assets of the Origination Trust (the "Origination Trust Assets") will consist primarily of retail closed-end lease contracts assigned to the Origination Trust by motor vehicle dealers in the World Omni network of dealers, the automobiles and light duty trucks relating thereto and the proceeds thereof, and payments made under certain insurance policies relating to such lease contracts, the related lessees or such leased vehicles. The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in any Origination Trust Assets other than the SUBI Assets.

         The SUBI Interest will be evidenced by a certificate (the "SUBI Certificate") issued to Auto Lease Finance L.P., a Delaware limited partnership ("ALFI L.P."), by the Origination Trust pursuant to a trust agreement as amended and restated as of July 1, 1994, as amended by Amendment No. 1 thereto dated as of November 1, 1994, and as supplemented by a supplement dated as of October 1, 1996 (collectively, the "SUBI Trust Agreement"), in each case among ALFI L.P., as initial grantor and initial beneficiary, VT Inc., as trustee (the "Origination Trustee"), and (for certain limited purposes only) First Bank, as trust agent (in such capacity, the "Trust Agent"). The sole general partner of ALFI L.P. is Auto Lease Finance, Inc. ("ALFI"), a Delaware corporation and a wholly owned, special purpose finance subsidiary of World Omni, and the sole limited partner of ALFI is World Omni. The SUBI Certificate will be sold by ALFI L.P. to the Seller pursuant to the SUBI certificate purchase and sale agreement, dated as of October 1, 1996 (the "Certificate Purchase and Sale Agreement"), between the Seller and ALFI L.P. The Origination Trust Assets (including the SUBI Assets) will be serviced by World Omni pursuant to a second amended and restated servicing agreement dated as of July 1, 1994, as supplemented by a servicing supplement dated as of October 1, 1996 (collectively, the "Servicing Agreement"), in each case between the Origination Trustee and World Omni. The Securitization Trust Agreement, the SUBI Trust Agreement, the Certificate Purchase and Sale Agreement, the Servicing Agreement, the





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backup security agreement, dated as of October 1, 1996 (the "Backup Security
Agreement"), among World Omni, ALFI L.P., the Origination Trustee, the Seller and the Trustee, the support agreement, dated as of October 1, 1995 (the "Support Agreement"), by World Omni in favor of the Seller, and the intercreditor agreement, dated as of November 1, 1994, among World Omni, ALFI L.P., the Seller, the Trustee, the Origination Trustee, the Trust Agent and the other parties named in Appendix A thereto, together with an accession agreement thereto (collectively, the "Intercreditor Agreement"), between the Trustee and the Seller, are referred to herein collectively as the "Basic Documents".

         2.      Representations and Warranties of the Seller and World Omni.

         (a) Each of the Seller and World Omni, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                 (i) A registration statement on Form S-1 (No. 333-11449), including a form of prospectus, relating to the Class A Certificates has been filed with the Securities and Exchange Commission (the "Commission") and either (1) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (2) is proposed to be amended by amendment or post-effective amendment. If the Seller does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means
         (1) if the Seller has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (2) if the Seller has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post- effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Class A Certificates, in the form transmitted to the Commission for filing pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Class A Certificates was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.





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                 (ii)     If the Effective Time is prior to the execution and
         delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Seller by any Underwriter through the Representative specifically for use therein. The Prospectus delivered to you for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

                 (iii) The Basic Documents, the SUBI Certificate and the certificate evidencing the remaining 0.2% undivided interest in the SUBI other than the SUBI Interest (the "Retained SUBI Certificate") conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus; the SUBI Certificate and the Retained SUBI Certificate have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                 (iv) The Certificates conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Securitization Trust Agreement and, in the case of the Class A Certificates, when delivered to the Underwriters, against





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         payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement.

                 (v) None of the Seller, World Omni, WOLSI, ALFI, ALFI L.P., the Origination Trust or the Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                 (vi) Each of the Contracts and Leased Vehicles allocated as a SUBI Asset on the Closing Date or on the related Transfer Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.

                 (vii) Each Initial Contract is, and each Subsequent Contract will be, in substantially one of the forms attached as an Exhibit to the SUBI Trust Agreement and constitutes or will constitute on the related Transfer Date the legal, valid, binding and enforceable agreement of the parties thereto; and each Contract complies or will comply on the Closing Date or on the related Transfer Date in all material respects as to content and form with all applicable state and federal laws, including without limitation, consumer protection laws.

                 (viii) At or prior to the Closing Date, the Origination Trustee will have allocated Contracts and Leased Vehicles as SUBI Assets that have an Aggregate Net Investment Value as of the Initial Cutoff Date equal to $__________.

         (b) The Seller and, to the extent specified below, World Omni, as Limited Partner and on behalf of WOLSI as General Partner, jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                 (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, of the Seller or the General Partner, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Seller or the General Partner, other than those in the ordinary course of their respective businesses, that are material with respect to the Seller or the General Partner.

                 (ii) The Seller has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 et seq. (the "Delaware Act"), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Seller as a limited partnership have been made; the Seller has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or in the World Omni Lease Securitization L.P. Amended and Restated Limited Partnership Agreement, dated as of July 1, 1994 (the "WOLSI Partnership





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         Agreement"), between the General Partner and the Limited Partner, and to enter into and to perform its obligations under the WOLSI Partnership Agreement, this Agreement, each Basic Document to which the Seller is a party or by which it may be bound and the Certificates; the Seller is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise.

                 (iii) The General Partner is the sole general partner of the Seller and the Limited Partner is the sole limited partner of the Seller and, at the Closing Date, each of the General Partner and the Limited Partner will own its respective partnership interest in the Seller (each of which is a nontransferable interest to the extent provided under the WOLSI Partnership Agreement) free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") except as permitted by the Basic Documents.

                 (iv) Neither the Seller nor the General Partner is in violation of its organizational or charter documents, bylaws or the WOLSI Partnership Agreement, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by each of the Seller and the General Partner, as the case may be, of this Agreement, the WOLSI Partnership Agreement, each Basic Document to which it is a party and the Certificates, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws or the WOLSI Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

                 (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Seller, the General Partner and the Limited Partner, threatened, against or affecting the Seller or the General Partner that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this





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         Agreement, the WOLSI Partnership Agreement or any Basic Document to
         which either the Seller or the General Partner is a party or by which it may be bound; all pending legal or governmental proceedings to which the Seller or the General Partner is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material; and there are no contracts or documents of the Seller, the General Partner or the Limited Partner that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                 (vi) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificate or the Retained SUBI Certificate, (B) the issuance of the Certificates or the offering and sale of the Investor Certificates,
         (C) the execution, delivery and performance by the Seller of this Agreement or any Basic Document to which it is a party and the Certificates or (D) the consummation by the Seller of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

                 (vii) Each of the Seller and the General Partner possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and neither the Seller nor the General Partner has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise.

                 (viii) This Agreement has been duly executed and delivered by the General Partner for the Seller.

                 (ix) As of the Closing Date, each of the Basic Documents to which either the Seller or the General Partner is a party and the WOLSI Partnership Agreement has been duly executed and delivered by the Seller, the General Partner or the Limited Partner, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Seller or the General Partner, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).





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                 (x)      The Seller will use the proceeds of the Class A
         Certificates as described in the Prospectus under the caption "Use of Proceeds".

                 (xi) As of the Closing Date, the representations and warranties of the Seller and the General Partner in the WOLSI Partnership Agreement and in each Basic Document to which it is a party and in Officer's Certificates of the Seller and the General Partner delivered on the Closing Date or on each Transfer Date, as the case may be, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

                 (xii) None of the Seller, the General Partner or the Limited Partner conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of
         Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

         (c) World Omni, on its own behalf and on behalf of ALFI, ALFI L.P., WOLSI and the Origination Trustee, each to the extent indicated below, represents and warrants to, and agrees with, each of the Underwriters that:

                 (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of ALFI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by ALFI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust), World Omni or any other subsidiary of World Omni, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or the earnings or business affairs of ALFI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni and its subsidiaries considered as one enterprise.

                 (ii) World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is "active"; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement, the WOLSI Partnership Agreement, the Auto Lease Finance L.P. Amended and Restated Limited Partnership Agreement, dated as of July 1, 1994 (the "ALFI Partnership Agreement" and, together with the WOLSI Partnership Agreement, the "Partnership Agreements"), between ALFI as general partner and World Omni as limited partner, and each Basic Document to which World Omni is a party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure





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         so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                 (iii) Each of WOLSI and ALFI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, in each case with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party or by which it may be bound; each of WOLSI and ALFI is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings or business affairs; all of the issued and outstanding capital stock of each of WOLSI and ALFI is owned by World Omni, free and clear of Liens and neither WOLSI nor ALFI has any subsidiaries.

                 (iv) ALFI L.P. has been duly formed and is validly existing as a limited partnership under the Delaware Act and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of ALFI L.P. as a limited partnership thereunder have been made; ALFI L.P. has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or the ALFI Partnership Agreement, and to enter into and to perform its obligations under the ALFI Partnership Agreement and each Basic Document to which it is a party or by which it may be bound; ALFI L.P. is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings or business affairs.

                 (v) ALFI is the sole general partner of ALFI L.P. and World Omni is the sole limited partner of ALFI L.P. and, at the Closing Date, each of ALFI L.P. and World Omni will own its respective partnership interest in ALFI L.P. (each of which is a nontransferable interest to the extent provided under the ALFI Partnership Agreement) free and clear of Liens.

                 (vi) The Origination Trust has been qualified as a business trust under applicable Alabama law and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of each state in which such filings are required have been made and are in full force and effect on the Closing Date, except where the failure so to file would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business





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

         prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                 (vii) None of World Omni, ALFI or ALFI L.P. is in violation of its organizational or charter documents, bylaws or each applicable Partnership Agreement, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject; the execution, delivery and performance by each of World Omni, ALFI or ALFI L.P., as the case may be, of this Agreement, each applicable Partnership Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its properties or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws or each applicable Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

                 (viii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of World Omni, threatened against or affecting any of World Omni, ALFI, ALFI L.P. or the Origination Trustee (in its capacity as trustee of the Origination Trust), that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement, each applicable Partnership Agreement or any Basic Document to which it is a party or by which it may be bound; and all pending legal or governmental proceedings to which World Omni, ALFI, ALFI L.P. or the Origination Trustee (in its capacity as trustee of the Origination Trust) is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.

                 (ix) No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by World Omni, ALFI, ALFI L.P. or the Origination Trustee (in its capacity as trustee of the Origination Trust) of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

                 (x) Each of World Omni, ALFI, ALFI L.P. and the Origination Trustee (in its capacity as trustee of the Origination Trust) possesses all material certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and none of them has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                 (xi) This Agreement has been duly executed and delivered by World Omni.

                 (xii) As of the Closing Date, each Basic Document to which any of World Omni, ALFI or ALFI L.P. is a party and the ALFI Partnership Agreement has been duly executed and delivered by World Omni, ALFI or ALFI L.P., as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni, ALFI or ALFI L.P., as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (xiii) At the time of execution and delivery of the 1996-B SUBI Supplement on the Closing Date, the Origination Trustee on behalf of the Origination Trust will have good and marketable title to the Initial Contracts, the related Contract Rights, the Initial Leased Vehicles and other rights relating to the Initial Contracts and the Initial Leased Vehicles being allocated as SUBI Assets pursuant thereto, free and clear of Liens (except as permitted by the Basic Documents and other than the administrative lien in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. (the "Administrative Lien")) and will not have assigned to any person any of its right, title or interest in any such Contracts, Contract Rights, Leased Vehicles or other rights, or shall have obtained the release of any such prior assignment.

                 (xiv) On each Transfer Date the Origination Trustee on behalf of the Origination Trust will have good and marketable title to the related Subsequent Contracts, the related Contract Rights, the related Subsequent Leased Vehicles and other rights relating to such Subsequent Contracts and Subsequent Leased Vehicles being allocated as SUBI Assets pursuant thereto, free and clear of Liens (other than the Administrative Lien), and will not have assigned to any person any of its right, title or interest in any such Subsequent Contracts, Contract Rights, Subsequent Leased

         Vehicles or other rights, or shall have obtained the release of any such prior assignment.

                 (xv) As of the Closing Date, the representations and warranties of each of World Omni, ALFI and WOLSI in the applicable Partnership Agreement and in each Basic Document to which it is a party and in Officer's Certificates of World Omni, ALFI and WOLSI, delivered on the Closing Date or on each Transfer Date, as the case may be, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

                 (xvi) At or prior to the Closing Date, World Omni, as Servicer under the Servicing Agreement, has made the appropriate allocation of assets within the estate of the Origination Trust as the SUBI Assets required by the SUBI Trust Agreement.

                 (xvii) As of the Closing Date, the Origination Trustee has not assigned to any person any of its right, title or interest in any of the Contracts, Contract Rights, Leased Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.

         (d) Any Officer's Certificate signed by any officer of the Seller, World Omni, WOLSI, ALFI or ALFI L.P. and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of the Seller, World Omni, WOLSI, ALFI or ALFI L.P., as the case may be, to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Class A Certificates. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Seller the aggregate principal amount of each Class of Class A Certificates set forth in
Schedule I opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof,
(i) in the case of the Class A-1 Certificates, __________%, (ii) in the case of the Class A-2 Certificates, __________% and (ii) in the case of the Class A-3 Certificates, __________%.

         Each Class of Class A Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Class A Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Class A Certificates will be available only under the limited circumstances specified in the Securitization Trust Agreement.

         The Seller will deliver the Class A Certificates to the Representative for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Seller, at the office of Williams & Connolly, 725 Twelfth Street, N.W., Washington, D.C. 20005 (or at such other location as agreed upon among the Seller, World Omni and the Representative) at 10:00 A.M., Washington D.C. time, on October __, 1996, or at such other time not later than five full business days thereafter, as the Seller, World Omni and the Representative determine, such time being herein referred to as the "Closing Date". The certificates evidencing the Class A Certificates will be made available for inspection at the above offices of Williams & Connolly (or at such other location agreed upon among the Seller, World Omni and the Representative) at least 24 hours prior to the Closing Date.

         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Seller, World Omni and the Underwriters have agreed that the Closing Date will be not less than five business days following the date hereof. The Seller, World Omni and the Underwriters further agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor's representative (whether such request is delivered to an Underwriter or the Seller) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus.

         4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Class A Certificates for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Seller and World Omni. Each of the Seller and World Omni, as the case may be, jointly and severally covenants and agrees with each of the Underwriters that:

         (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Seller will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b), not later than the second business day following the execution and delivery of this Agreement. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Representative. The Seller will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Class A Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trustee to make generally available to the Class A Certificateholders an earnings statement covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Seller's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Seller will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

         (f) The Seller will arrange for the qualification of the Class A Certificates for sale under the laws of such jurisdictions in the United States as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Class A Certificates, provided that the Seller shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

         (g) So long as any Investor Certificates are outstanding, the Seller or World Omni, as the case may be, will make good faith efforts to deliver or cause to be delivered to the Representative, as soon as each becomes available, copies of (i) each report relating to the Investor Certificates delivered to Certificateholders pursuant to Section 3.06 of the Securitization Trust Agreement, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to Sections 3.02, 3.03 or 10.02 of the Servicing Agreement, (iii) each certificate or notice delivered by the Servicer pursuant to Section 10.03 of the Servicing Agreement, (iv) each periodic report required to be filed by the Seller with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (v) such other information concerning the Seller, World Omni, ALFI, WOLSI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust), the Origination Trust, the Trust or the Certificates as the Representative may reasonably request from time to time.

         (h) The Seller and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing, reproduction and distribution of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Origination Trustee, the Trustee, the Trust Agent and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Seller and World Omni, (iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") in connection with the rating of each Class of Investor Certificates, (v) the fees of DTC in connection with the book-entry registration of the Class A Certificates, and
(vi) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) by the Underwriters, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(f) hereof in connection with the qualification of the Class A Certificates for sale under the laws of such jurisdictions in the United States as the Representative may designate. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or clause (i) or clause (ii) of Section 10 hereof, the Seller and World Omni shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

         (i) For a period of 45 days from the date hereof, none of the Seller, World Omni or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Class A Certificates.

         (j) So long as any Class A Certificates are outstanding, the Seller and World Omni will cause to be delivered to the Representative a reliance letter relating to each Opinion of Counsel delivered to the Trustee or any Rating Agency by counsel to the Seller or counsel to World Omni pursuant to the Basic Documents.

         (k) To the extent, if any, that the rating provided with respect to any Class of Class A Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller or World Omni, the Seller or World Omni, as the case may be, shall furnish such documents and take any such other actions.

         (l) The Seller will file with the Commission such report on Form SR as may be required pursuant to Rule 463 under the Act.

         6. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the respective representations and warranties on the part of the Seller and World Omni herein, to the accuracy of the statements of the respective officers of the Seller and World Omni made pursuant to the provisions hereof, to the performance by the Seller and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

         (a) On (i) the date of this Agreement, the Representative and the Seller shall have received a letter or letters, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen LLP ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters, and (ii) on the Closing Date, the Representative and the Seller shall have received a letter or letters, dated as of the Closing Date, from Arthur Andersen, updating each letter delivered pursuant to clause (i) above, in form and substance satisfactory to the Representative and counsel for the Underwriters.

         (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall be the date of execution and delivery of this Agreement, or the next business day after the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, World Omni or the Representative, shall be contemplated by the Commission.

         (c) The Representative shall have received a certificate dated the Closing Date of the President, any Vice President or the Treasurer or any Assistant Treasurer of the General Partner of the Seller and the President, any Vice President or the Treasurer or any Assistant Treasurer of World Omni in which such officer shall state (i) in the case of the Seller, that (A) the representations and warranties of the Seller in each Basic Document to which the Seller is a party and in this Agreement are true and correct, (B) to the best knowledge of such officer after reasonable investigation, the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (C) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller except as set forth in or contemplated by the Prospectus and (ii) in the case of World Omni, that (A) the representations and warranties of World Omni in each Basic Document to which World Omni is a party and in this Agreement are true and correct, (B) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (C) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus.

         (d)     The Representative shall have received:

                 (1) The favorable opinions of (A) Williams & Connolly, counsel to the Seller and World Omni, (B) Hand Arendall, L.L.C., special Alabama counsel to the Seller and World Omni, (C) English, McCaughan & O'Bryan, P.A., special Florida counsel to the Seller and World Omni, (D) McDermott, Will & Emery, special Illinois and New York counsel to the Seller and World Omni, (E) Richards, Layton & Finger, P.A., special Delaware counsel to the Seller and ALFI L.P, (F) Burbage & Weddell L.L.C., special Georgia counsel to the Seller and World Omni, and (G) Roy W. Day, P.A., special North Carolina counsel to the Seller and World Omni, in each case dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, and, in the aggregate substantially to the effect that:

                               (i)         World Omni has been incorporated
                 under the Florida General Corporation Act, is current in the payment of fees due to the Florida Department of State and its status is active; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement, each Partnership Agreement and each Basic Document to which World Omni is a party; to the best of their knowledge, World Omni is duly qualified as a foreign corporation to transact business and is in good standing in Alabama, Georgia, North Carolina and South Carolina; and, to the best of their knowledge, all of the issued and outstanding capital stock of WOLSI and ALFI is owned by World Omni, free and clear of Liens.

                              (ii) Each of WOLSI and ALFI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the related Partnership Agreement and each Basic Document to which the Seller or ALFI L.P. is a party; to the best of such counsel's knowledge and information, each of WOLSI and ALFI is duly qualified as a foreign corporation to transact business in Florida and Alabama; and the shares of issued and outstanding capital stock of each of WOLSI and ALFI have been duly authorized and validly issued and are fully paid and non- assessable.

                             (iii) Each of the Seller and ALFI L.P. is duly qualified and registered as a foreign partnership to transact business and is in good standing in Alcabama and Florida.

                              (iv)         This Agreement has been duly
                 authorized, executed and delivered by WOLSI, as General Partner, and World Omni.

                               (v)         The Origination Trust has been
                 qualified as a business trust under applicable Alabama law and what is commonly known as a business trust under Chapter 609 of the Florida Statutes, and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of the States of Alabama and Florida have been made and are in full force and effect on the Closing Date.

                              (vi)         The Certificates are in due and
                 proper form, all conditions precedent provided for in the Securitization Trust Agreement relating to the issuance, authentication and delivery of the Certificates have been complied with and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Securitization Trust Agreement, and, in the case of the Class A Certificates, when delivered to the Underwriters against payment of the consideration set forth in this Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement.

                             (vii) Each Partnership Agreement and each Basic Document to which the Seller, WOLSI, ALFI, ALFI L.P. and World Omni is a party has been duly authorized, executed and delivered by the Seller, WOLSI, ALFI, ALFI L.P. and World Omni, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of such entity enforceable against such entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). (In rendering such opinion as to the enforceability of a Basic Document, counsel shall state that in the event of a conflict of law arising under such Basic Document, the governing law of such Basic Document will apply without regard to any otherwise applicable principles of conflicts of laws in the related state).

                            (viii)         To the best knowledge and
                 information of such counsel, (A) there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental proceedings to which the Seller, WOLSI, ALFI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni is a party or to which any of their respective properties or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of such entity, are, considered in the aggregate with respect to the Seller, WOLSI, ALFI, ALFI L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni as the case may be, not material.

                              (ix) The statements in the Prospectus under the captions "Summary", "Risk Factors", "Description of the Certificates", "Security for the

                 Certificates" and "Additional Document Provisions", insofar as such statements purport to summarize certain terms or provisions of the SUBI Interest, the Retained SUBI Interest, the Certificates, the Basic Documents and the Contingent and Excess Liability Insurance Policies, provide a fair summary of such provisions, and the statements in the Prospectus under "Risk Factors -- Structural Considerations", "-- Consumer Protection Laws", "-- ERISA Liabilities", "-- Vicarious Tort Liability", "-- Insolvency of World Omni; Substantive Consolidation with World Omni" and "-- Legal Proceedings", "Additional Document Provisions", "Certain Legal Aspects of the Origination Trust and the SUBI", "Certain Legal Aspects of the Contracts and the Leased Vehicles" and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Florida, Georgia or North Carolina have been prepared or reviewed by such counsel and are correct in all material respects.

                               (x)         To the best knowledge and
                 information of such counsel, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, (B) the descriptions thereof or references thereto are correct and (C) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                              (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the issuance of the SUBI Certificate, the Retained SUBI Certificate or the Certificates, the offering of the Investor Certificates or the sale of the Class A Certificates to the Underwriters, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

                             (xii) None of (A) the execution, delivery and performance by the Seller or World Omni of this Agreement or by the Seller, WOLSI, ALFI, ALFI L.P. or World Omni of any applicable Partnership Agreement or any Basic Document to which such entity is a party, (B) the consummation of the transactions contemplated herein or therein by any such entity or (C) the fulfillment of the terms hereof or thereof by any such entity will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of (i) the organizational, charter or partnership documents or bylaws of such entity, (ii) to the best knowledge and information of such counsel and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject or (iii) any applicable law, statute or regulation or, to the best knowledge and information of such counsel, any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity except, in the case of clauses (ii) and (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on such entity.

                            (xiii) None of the Seller, WOLSI, ALFI, ALFI L.P., World Omni, the Origination Trust or the Trust is an "investment company" or is "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                             (xiv)         The Registration Statement has
                 become effective under the Act, and, to the best knowledge and information of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations. Such counsel has no reason to believe that either the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of this Agreement (or any such amendment or supplement, as of its respective date) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

                              (xv) Neither the SUBI Trust Agreement nor the Securitization Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.

                             (xvi) The Origination Trustee will own or have a first priority perfected security interest in the SUBI Collection Account, the Residual Value Surplus Account and the proceeds thereof (including Permitted Investments) for so long as they are held in such accounts, and the Trustee will own or have a first priority perfected security interest in the Distribution Account and the

                 Reserve Fund and the proceeds thereof (including Permitted Investments) for so long as they are held in such accounts.

                            (xvii) The transfer of the SUBI Certificate by ALFI L.P. to the Seller constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby. The transfer of the SUBI Certificate by the Seller to the Trust
                 (A) constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby or (B) if such transfer does not constitute a sale, then the Securitization Trust Agreement and the delivery to and possession by the Securitization Trustee of the SUBI Certificate creates a valid first priority perfected security interest, for the benefit of the Securitization Trustee on behalf of the Certificateholders, in ALFI L.P.'s and the Seller's right, title and interest in the SUBI Certificate.

                           (xviii)         Each of the Seller, WOLSI, ALFI,
                 ALFI L.P., World Omni and the Origination Trustee (in its capacity as trustee of the Origination Trust) possesses such certificates, authorities, licenses, permits and other governmental authorizations issued by Alabama and Florida, in the case of the Seller, WOLSI, ALFI, ALFI L.P. and World Omni, and by the States of Alabama, Florida, Georgia and North Carolina, in the case of the Origination Trustee (on behalf of the Origination Trust), materially necessary to conduct the business now operated by it, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity.

                             (xix)         The choice of law provisions
                 contained in each dealer agreement between World Omni and a dealer that originates lease contracts comprising Origination Trust Assets are valid and enforceable under the laws of Alabama, Georgia and North Carolina.

                              (xx) The assignment provisions contained in each dealer agreement between World Omni and a dealer that originates lease contracts comprising Origination Trust Assets are valid and enforceable under the laws of the State in which such dealer originates such lease contracts.

                             (xxi) In the event that the transaction contemplated by the Basic Documents is deemed to be a secured loan, assuming the chief executive office of the Origination Trustee is located in the State of Illinois and the timely filing of an appropriate UCC Financing Statement with the Secretary of the State of Illinois, the grant by the Origination Trustee to the Securitization Trustee of a security interest in the 1996-B Leases pursuant to the Backup Security Agreement will create a valid, first priority perfected security interest in the 1996-B Leases.

                 (2) The favorable opinion of Hand Arendall, L.L.C., special Alabama counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, and substantially to the effect that:

                               (i)         The SUBI Certificate and the
                 Retained SUBI Certificate have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                              (ii) The lease contracts originated in Alabama are "true leases" for purposes of Alabama law.

                             (iii) In the event that the transaction contemplated by the Basic Documents is deemed to be a secured loan, assuming the chief executive office of the Origination Trustee is located in the State of Alabama and the timely filing of an appropriate UCC Financing Statement with the Secretary of the State of Alabama, the grant by the Origination Trustee to the Securitization Trustee of a security interest in the 1996-B Leases pursuant to the Backup Security Agreement will create a valid, first priority perfected security interest in the 1996-B Leases.

                 (3) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                               (i) Each of the Seller and ALFI L.P. has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Act with all requisite power under the Delaware Act and the related Partnership Agreement to enter into and perform its obligations under this Agreement, the related Partnership Agreement and each Basic Document to which it is a party.

                              (ii) The execution and delivery of and performance under the related Partnership Agreement and each Basic Document to which the Seller or ALFI L.P. is a party (A) have been duly authorized by all requisite partnership action on the part of the Seller or ALFI L.P., (B) are permitted under the Delaware Act and the related Partnership Agreement and (C) will not violate any Delaware statute or regulation; provided that such counsel need express no opinion regarding state securities laws.

                             (iii) No consent, approval, authorization or order of, or registration or filing or declaration with, any Delaware court or governmental agency or body is required in connection with either the Seller's or ALFI

         L.P.'s execution or delivery of or performance under the related Partnership Agreement and each Basic Document to which it is a party.

                 (4) The favorable opinion of English, McCaughan & O'Bryan, P.A., special Florida counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, and substantially to the effect that:

                               (i)         The Class A Certificates will
                 constitute "indebtedness" for purposes of Florida income tax law, and the Class B Certificates should constitute "indebtedness" for purposes of Florida income tax law.

                              (ii) The loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), should not apply to an investment in the Investor Certificates by such a financial organization.

                             (iii) The statements in the Prospectus under "Certain Income Tax Considerations -- Florida Income Taxation", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                              (iv) The lease contracts originated in Florida are "true leases" for purposes of Florida law.

                               (v)         Assuming that all other elements
                 necessary to render a lease contract legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each lease contract, and assuming that no action was taken in connection with the execution, delivery and performance of each lease contract that would give rise to a defense to the legality, validity, binding effect and enforceability of such lease contract, nothing in the forms of such lease contracts, as attached as an Exhibit to the Servicing Agreement, would render such lease contract other than legal, valid, binding and enforceable; assuming the validity, binding effect and enforceability in all other respects, such forms of lease contracts are in sufficient compliance with applicable federal and Florida state consumer protection laws so as not to be rendered void or voidable at the election of the related lessee.

                 (5) The favorable opinion of Brown & Wood LLP, special federal income tax counsel to the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that (i) the Class A Certificates will constitute "indebtedness" for federal income tax purposes and the Class B Certificates should constitute "indebtedness" for federal income tax purposes and (ii) the statements in the Prospectus under the captions "Summary -- Tax Status" and "Certain Income Tax Considerations -- Federal Taxation", to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                 (6) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Seller or World Omni to the Trustee, the Origination Trustee or either Rating Agency.

                 (7) The favorable opinion of Dorsey & Whitney, counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                               (i)         First Bank has been duly
                 incorporated and is validly existing as an national banking association, in good standing under the laws of United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Trustee and Trust Agent under each Basic Document to which First Bank is a party.

                              (ii) Each Basic Document to which First Bank is a party has been duly authorized, executed and delivered by First Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of First Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                             (iii) The Certificates have been duly executed, authenticated and delivered by the Trustee.

                              (iv) Neither the execution nor delivery by First Bank of each Basic Document to which it is a party nor the consummation of any of the transactions by First Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of First Bank.

                               (v) The execution and delivery of each Basic Document to which First Bank is a party and the performance by First Bank of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of First Bank, (B) the Articles of Association or By-Laws of First Bank, or (C) to the best knowledge of such counsel, any indenture, lease, or material agreement to which First Bank is a party or to which its assets are subject.

                              (vi) All of the issued and outstanding capital stock of the Origination Trustee is owned by First Bank, free and clear of any Liens.

                 (8) The favorable opinion of Dorsey & Whitney, counsel to the Origination Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                               (i)         The Origination Trustee has been
                 duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under each Basic Document to which it is a party; to the best of their knowledge and information, the Origination Trustee is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound; and the shares of issued and outstanding capital stock of the Origination Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by First Bank.

                              (ii) Each Basic Document to which the Origination Trustee is a party has been duly authorized, executed and delivered by the Origination Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute legal, valid and binding obligations of the Origination Trustee enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                             (iii)         The SUBI Certificate and the
                 Retained SUBI Certificate have been duly executed, authenticated and delivered by the Origination Trustee.

                              (iv) Neither the execution nor delivery by the Origination Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Origination Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law.

                               (v) The execution and delivery of each Basic Document to which the Organization Trustee is a party and the performance by the Origination Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or bylaws of the Origination Trustee or, to the best of such counsel's knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

                 (9) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to the existence of the Seller and World Omni, the validity of the Certificates and such other related matters as the Representative shall request. In rendering such opinion, Brown & Wood LLP may rely on the opinions of (i) Hand Arendall, L.L.C., as to all matters of Alabama law, (ii) Richards, Layton & Finger, P.A., as to all matters of Delaware law, (iii) English, McCaughan & O'Bryan, P.A., as to all matters of Florida law and (iv) McDermott, Will & Emery and/or Dorsey & Whitney, as to all matters of Illinois law, which opinions shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (e) Each Class of Class A Certificates shall be rated in the highest rating category by each of Moody's and Standard & Poor's.

         (f) One or more residual value insurance policies shall be in effect such that on the Closing Date the Initial Contracts (as such term is defined in the Prospectus) will be treated as "finance leases" under generally accepted accounting principles or the Representative shall have received a letter from Arthur Andersen, in form and substance satisfactory to the Representative, that as of the Closing Date the Initial Contracts will be treated as "finance leases" under generally accepted accounting principles.

         (g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Certificates and sale of the Class A Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Certificates and sale of the Class A Certificates as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Seller and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

         7.      Indemnification and Contribution

         (a) The Seller and World Omni will, jointly and severally, indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any actual legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor World Omni will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller or World Omni by any Underwriter through the Representative specifically for use therein.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and World Omni against any losses, claims, damages or liabilities to which the Seller or World Omni may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or World Omni by such Underwriter through the Representative specifically for use therein, and will reimburse any actual legal or other expenses reasonably incurred by the Seller or World Omni in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         8.      Contribution.

         (a) If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7 (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7 (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Seller and World Omni on the one hand and the Underwriters on the other from the offering of the Class A Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and World Omni bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, World Omni or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (a). Notwithstanding the provisions of this subsection (a), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (a) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (b) The obligations of Seller and World Omni under this Section and Section 7 shall be in addition to any liability which the Seller or World Omni may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section and Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or World Omni, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller or World Omni within the meaning of the Act.

         (c) Nothing in this Agreement will be construed to create, affect or in any manner modify, the liability associated with any action arising under this Agreement of an outside director (as defined in Section 21D(g) of the Exchange Act) of any party hereto in respect of any loss, claim, damage or expense, with the result that such liability varies or differs in any material respect from the liability of an outside director as determined under Section 21D(g) of the Exchange Act.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, World Omni or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If for any reason the purchase of the Class A Certificates by the Underwriters is not consummated, the Seller and World Omni shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) hereof and the respective obligations of the Seller, World Omni and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Class A Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 10 hereof, the Seller and World Omni will reimburse the Underwriters for all out-of-pocket expenses (included the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Certificates.

         10.     Termination of Agreement.   The Representative may terminate
this Agreement, by notice to the Seller and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, World Omni or the Origination Trust, whether or not arising in the ordinary course of business; (ii) if there has occurred any downgrading in the rating of the debt securities of the Seller or World Omni by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Seller or World Omni (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market any Class of Investor Certificates or to enforce contracts for the sale of any Class of Investor Certificates; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; or
(v) if a banking moratorium has been declared by either federal, New York, Florida, Illinois or Alabama authorities.

         11. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Class A Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                 A. if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of the Class A Certificates, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 B. if the aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of the Class A Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Seller shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

         12. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representative and will be mailed, delivered or sent by facsimile and confirmed to it at CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: Investment Banking Department - Transactions Advisory Group (facsimile number (212) 355-6721); (ii) the Seller, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Lease Securitization L.P. c/o World Omni Lease Securitization, Inc., 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685); or (iii) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442,
Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685).

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Sections 7 and 8 hereof, and no other person will have any right or obligation hereunder.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Seller and World Omni and the Underwriters in accordance with its terms.



                                   Very truly yours,

                                   WORLD OMNI LEASE SECURITIZATION L.P.

                                   By:  WORLD OMNI LEASE SECURITIZATION, INC.,
                                        its General Partner


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                   WORLD OMNI FINANCIAL CORP.


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written.

CS FIRST BOSTON CORPORATION


By:
     ---------------------------------
     Name:
     Title:

For itself and as Representative of the
other Underwriters named in Schedule I
hereto.

                                   SCHEDULE I


                                                  Principal Amount of    Principal Amount of     Principal Amount
                                                       Class A-1              Class A-2            of Class A-3
       Name of Underwriter                           Certificates           Certificates           Certificates
       -------------------                        ------------------     -------------------     ----------------
       CS First Boston Corporation . . . . . .    $                      $                       $
                                                  ------------------     -------------------     ----------------
       Merrill Lynch, Pierce, Fenner & Smith
           Incorporated  . . . . . . . . . . .
                                                  ------------------     -------------------     ----------------
       BA Securities, Inc. . . . . . . . . . .

       Salomon Brothers Inc  . . . . . . . . .
                                                  ------------------     -------------------     ----------------
               Total   . . . . . . . . . . . .    $                      $                       $
                                                  ==================     ===================     ================




                                     SI-1